Exhibit 99.1

Investor Relations:	Deborah Abraham
Vice President, Investor Relations
(212) 287-8289

FOR IMMEDIATE RELEASE

WARNACO REPORTS FOURTH QUARTER AND FISCAL 2009 RESULTS
Company Provides Guidance for Fiscal 2010

NEW YORK – March 1, 2010 -- The Warnaco Group, Inc. (NYSE: WRC) today reported results for the fourth quarter and fiscal year ended January 2, 2010.

For the fourth quarter:

•	Net revenues were $505.4 million, up 14% from the prior year quarter
•	Net revenues, on a constant currency basis, rose 8% compared to the prior year quarter
•	Gross margin increased 160 basis points from the prior year quarter to 44% of net revenues
•	Selling, general and administrative (SG&A) expense decreased 360 basis points to 34% of net revenues
•	Operating income was $28.0 million compared to an $11.9 million loss in the prior year quarter, and operating margin was 6% of net revenues.
•
Income per diluted share from continuing operations was $0.29 compared to a loss of $0.27 in the prior year quarter and includes costs related to pension expense, restructuring expenses, certain tax related items and other items of $0.35 and $0.55 per diluted share, respectively

•	On an adjusted, non-GAAP basis excluding the items above, income per diluted share from continuing operations was $0.64 compared to $0.28 for the prior year quarter.

For the year:

•	Net revenues were $2.0 billion, down 2% from the prior year
•	Net revenues, on a constant currency basis, were up 2% from the prior year
•	Gross margin decreased 180 basis points from the prior year to 43% of net revenues
•	SG&A expense decreased 420 basis points to 32% of net revenues
•	Operating income was $193.5 million, up 37% compared to the prior year, and operating margin increased 270 basis points to 10% of net revenues
•	Income per diluted share from continuing operations was $2.19 compared to $1.08 in fiscal 2008, and includes costs related to pension expense, restructuring expenses,

certain tax related items and other items of $0.63 and $1.56 per diluted share, respectively
•	On an adjusted, non-GAAP basis excluding the items above, income per diluted share from continuing operations was $2.82 for fiscal 2009 compared to $2.64 for fiscal 2008
•	Cash & cash equivalents were $320.8 million and net operating cash flow generated from continuing operations was $263.9 million

The accompanying tables provide a reconciliation of actual results to the adjusted results.

The Company believes it is valuable for users of the Company’s financial statements to be made aware of the adjusted financial information, as such measures are used by management to evaluate the operating performance of the Company’s continuing businesses on a comparable basis.

Joe Gromek, Warnaco’s President and Chief Executive Officer, commented, “We are very proud of our Fiscal 2009 results.  Our record earnings performance was fueled by the strength of our brands, continued implementation of our growth strategies and superior execution.  The ongoing success of our long term growth initiatives, namely growth of our Calvin Klein businesses, international expansion and continued development of our direct-to-consumer channel, along with disciplined expense and balance sheet management, enabled Warnaco to achieve strong results in one of the most challenging economic periods in recent history.  We recognize our 5,000 associates around the globe for their hard work and achievement in helping us deliver these record results.”

“During the fourth quarter,” Mr. Gromek continued, “our strategies clearly worked with net revenues from our Calvin Klein businesses growing by 17%, international net revenues rising 21% and net revenues from our direct to consumer business increasing 31%.“

“Looking ahead, we begin 2010 in a position of strength and confidence,” Mr. Gromek concluded.  “Our brands and businesses are performing at a high level and are supporting our long term growth objectives.  We remain committed to our current strategies which we believe position us to achieve both our near and long term goals and increase value for our shareholders.”

Fiscal 2010 Outlook

For fiscal 2010, on an adjusted basis (excluding restructuring expense and assuming minimal pension expense) and based on recent exchange rates:

•	The Company anticipates net revenues will grow 5% - 7% compared to fiscal 2009 and
•	The Company expects adjusted diluted earnings per share from continuing operations in the range of $3.10 - $3.20.

The accompanying tables provide a reconciliation of expected diluted earnings per share from continuing operations, on a GAAP basis and based on 2009 average exchange rates of $3.06- $3.15 per diluted share (assuming minimal pension expense), to the adjusted fiscal 2010 outlook above.

Fourth Quarter Highlights

Total Company

Net revenues in all major international markets grew by double-digits, with particular strength in Latin America.  Comparable store sales in the Company’s direct to consumer segment increased 4% and the Company’s heritage (non Calvin Klein) businesses achieved 4% net revenue growth.

Net revenues were up 14% (up 8% on a constant currency basis) to $505.4 million.  Gross margin, which benefited from retail expansion, increased 160 basis points to 44% of net revenues. SG&A decreased 360 basis points to 34% of net revenues, primarily the result of the Company’s cost cutting initiatives.  Operating income was $28.0 million compared to an operating loss of $11.9 million in the prior year quarter.  Operating income for the fourth quarter of fiscal 2009 was adversely affected by $20.3 million of pension and restructuring expense, compared to $37.0 million for the fourth quarter of fiscal 2008.

Income from continuing operations was $13.8 million, or $0.29 per diluted share, compared to a loss from continuing operations of $12.3 million, or $0.27 per diluted share, in the prior year quarter.

On an adjusted, non-GAAP basis, as detailed in the accompanying tables, income from continuing operations was $ 30.1 million, or $0.64 per diluted share, compared to $13.2 million, or $0.28 per diluted share, in the prior year period.

The Company’s adjusted non-GAAP effective tax rate in the quarter was approximately 34% compared to 32%, in the prior year quarter.  The increased tax rate reflects the shift in earnings from lower to higher taxing jurisdictions.

The impact of foreign currency exchange rates, due to the strength of the U.S. Dollar, increased fourth quarter 2009 net revenues, gross profit and SG&A by approximately $26.7 million, $8.6 million and $11.3 million, respectively, and decreased operating income and income from continuing operations by approximately $2.7 million and $1.0 million, respectively, or $0.02 per diluted share.

Segment Results

Sportswear

Sportswear Group net revenues increased 17% (9% on a constant currency basis) to $275.6 million.  Net revenues for Calvin Klein grew 22%, with notable strength in Europe and Latin America, offsetting a 4% decline in Chaps net revenues.  Sportswear Group retail net revenues grew 31% in the quarter.  Operating income increased to $24.1 million, or 9% of Sportswear Group net revenues, up 700 basis points compared to the prior year quarter.

Intimate Apparel
Intimate Apparel Group net revenues increased 10% (5% on a constant currency basis) to $179.1 million, driven by double digit growth in Core Intimates and high single digit growth in Calvin Klein intimates.  International growth in Calvin Klein net revenues, both wholesale and retail, helped offset modest declines in the U.S., due primarily to lower department store replenishment.  Operating income rose to $28.6 million, or 16% of Intimate Apparel Group net revenues, resulting in the Group remaining the Company’s most profitable segment.

Swimwear

Swimwear Group net revenues increased 10% (8% on a constant currency basis) to $50.8 million, reflecting gains in both Speedo and Calvin Klein Swim. Operating income increased to $2.3 million, or 4% of Swimwear Group net revenues, compared to a loss of $.8 million in the prior year quarter.  Stronger sales coupled with expense reductions and lower restructuring expense contributed to the improved results.

Fiscal 2009 Highlights

Total Company

Net revenues declined 2% on a reported basis and rose 2% on a constant currency basis to $2.0 billion. Gross margin, which was adversely affected by currency exchange rates,  decreased 180 basis points to 43% of net revenues and SG&A, driven by cost cutting initiatives, lower restructuring expense and fluctuations in currency exchange rates, decreased 420 basis points to 32% of net revenues.  Operating income was $193.5 million, including $20.9 million of pension expense, compared to income of $141.4 million, including $31.6 million of pension expense, in the prior year.

The Company’s income from continuing operations increased to $102.2 million, or $2.19 per diluted share, more than double the $51.0 million, or $1.08 per diluted share, in the prior year. Income from continuing operations was adversely affected by pension and restructuring expense of $33.0 million pre-tax and $66.9 million pre-tax for fiscal 2009 and fiscal 2008, respectively.

On an adjusted, non-GAAP basis, as detailed in the accompanying tables, income from continuing operations was $131.7 million, or $2.82 per diluted share, compared to $124.7 million, or $2.64 per diluted share in fiscal 2008.

The Company’s effective tax rate was 38% compared to 54% for fiscal 2008.  The effective tax rate for fiscal 2009 was adversely affected by prior period adjustments.   The effective tax rate for fiscal 2008 was adversely affected by restrictions on the deductibility of certain restructuring expenses and discontinued operations as well as repatriation of the proceeds from the divestiture of the Company’s Lejaby® business.  The adjusted non-GAAP effective tax rate for fiscal 2009 was approximately 34%, compared to 32% for fiscal 2008.  The increase in the adjusted tax rate reflects the shift in earnings from lower to higher taxing jurisdictions.

The impact of foreign currency exchange rates, due to a weak U.S. Dollar,  decreased fiscal 2009 net revenues, gross profit, SG&A and operating income by approximately $85.0 million, $72.4 million, $31.9 million and $40.5 million, respectively, and decreased income from continuing operations by approximately $26.8 million, or $0.57 per diluted share.

Segment Results

Sportswear

Sportswear Group net revenues fell 1% (increased 4% on a constant currency basis) to $1.1 billion.  Operating income, however, increased to $124.9 million, or 12% of Sportswear Group net revenues, compared to $89.8 million, or 8% of Group net revenues in fiscal 2008.  Improved profitability at Chaps and Calvin Klein, primarily driven by lower SG&A and restructuring expenses, contributed to the positive results.

Intimate Apparel

Intimate Apparel Group net revenues fell 4% (flat on a constant currency basis) to $677.3 million. Continued growth of Calvin Klein retail helped to partially offset declines in the wholesale business, while fewer product launches adversely affected Core Intimates net revenues.  Operating income was $117.1 million, or 17% of Intimate Apparel Group net revenues compared to $126.1 million, or 18% Group net revenues in fiscal 2008.

Swimwear

Swimwear Group net revenues declined 3% (decreased 2% on a constant currency basis) to $251.1 million.  Operating income increased to $15.6 million, or 6% of Swimwear Group net revenues compared to $11.5 million, or 4% of Swimwear Group net revenues in the prior year.   Disciplined execution and lower SG&A and restructuring expense contributed to the improved operating results, notwithstanding the $3.6 million charge to write-down inventory related to suits banned by FINA.

Balance Sheet

Cash and cash equivalents at January 2, 2010 more than doubled to $320.8 million from $147.6 million at January 3, 2009.

For the year ended January 2, 2010, net cash flow generated from continuing operations was $263.9 million.  The Company was $110.0 million net cash positive as of January 2, 2010.

Inventories were $253.4 million at January 2, 2010, down $72.9 million from $326.3 million at January 3, 2009.  The reduction was consistent with the Company’s plan to reduce the quantity of its inventory.

“In response to the challenging market conditions in 2009 we took actions to reduce expenses, lower inventory levels and improve our cash position,” commented Larry Rutkowski, Warnaco’s Chief Financial Officer.  “We start 2010 in a strong financial position. Our healthy balance sheet will allow us to invest in our business and in those opportunities that further our growth prospects while building long term shareholder value.”

Conference Call Information

Stockholders and other persons are invited to listen to the fourth quarter and fiscal 2009 earnings conference call scheduled for today, Monday, March 1, 2010, at 4:30 p.m. EST.  To participate in Warnaco’s conference call, dial (877) 692-2592 approximately five minutes prior to the 4:30 p.m. start time.  The call will also be broadcast live over the Internet at www.warnaco.com.  An online archive will be available following the call.

This press release was furnished to the SEC (www.sec.gov) and may also be accessed through the Company’s internet website: www.warnaco.com.

ABOUT WARNACO
The Warnaco Group, Inc., headquartered in New York, is a leading apparel company engaged in the business of designing, sourcing, marketing and selling intimate apparel, menswear, jeanswear, swimwear, men's and women's sportswear and accessories under such owned and licensed brands as Warner's®, Olga®,  and Speedo®, as well as Chaps® sportswear and denim, and Calvin Klein® men's and women's underwear, men’s and women’s bridge apparel and accessories, men's and women's  jeans and jeans accessories, junior women's and children's jeans and men’s and women's swimwear.

FORWARD-LOOKING STATEMENTS
The Warnaco Group, Inc. notes that this press release, the conference call scheduled for March 1, 2010 and certain other written, electronic and oral disclosure made by the Company from time to time, may contain forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements involve risks and uncertainties and reflect, when made, the Company's estimates, objectives, projections, forecasts, plans, strategies, beliefs, intentions, opportunities and expectations. Actual results may differ materially from anticipated results, targets or expectations and investors are cautioned not to place undue reliance on any forward-looking statements. Statements other than statements of historical fact, including, without limitation, future financial targets, are forward-looking statements. These forward-looking statements may be identified by, among other things, the use of forward-looking language, such as the words "believe," "anticipate," "estimate," "expect," "intend," "may," "project," "scheduled to," "seek," "should," "will be," "will continue," "will likely result," “targeted”, or the negative of those terms, or other similar words and phrases or by discussions of intentions or strategies.

The following factors, among others and in addition to those described in the Company's reports filed with the SEC (including, without limitation, those described under the headings "Risk Factors" and "Statement Regarding Forward-Looking Disclosure," as such disclosure may be modified or supplemented from time to time), could cause the Company's actual results to differ materially from those expressed in any forward-looking statements made by it: the Company's ability to execute its repositioning and sale initiatives (including achieving enhanced productivity and profitability) previously announced; economic conditions that affect the apparel industry, including the recent turmoil in the financial and credit markets; the Company's failure to anticipate, identify or promptly react to changing trends, styles, or brand preferences; further declines in prices in the apparel industry; declining sales resulting from increased competition in the Company’s markets; increases in the prices of raw materials; events which result in difficulty in procuring or producing the Company's products on a cost-effective basis; the effect of laws and regulations, including those relating to labor, workplace and the environment; possible additional tax liabilities; changing international trade regulation, including as it relates to the imposition or elimination of quotas on imports of textiles and apparel; the Company’s ability to protect its intellectual property or the costs incurred by the Company related thereto; the risk of product safety issues, defects or other production problems associated with our products; the Company’s dependence on a limited number of customers; the effects of consolidation in the retail sector; the Company’s dependence on license agreements with third parties; the Company’s dependence on the reputation of its brand names, including, in particular, Calvin Klein; the Company’s exposure to conditions in overseas markets in connection with the Company’s foreign operations and the sourcing of products from foreign third-party vendors; the Company's foreign currency exposure; the Company’s history of insufficient disclosure controls and procedures and internal controls and restated financial statements; unanticipated future internal control deficiencies or weaknesses or ineffective disclosure controls and procedures; the effects of fluctuations in the value of investments of the Company’s pension plan; the sufficiency of cash to fund operations, including capital expenditures; the Company's ability to service its indebtedness, the effect of changes in interest rates on the Company's indebtedness that is subject to floating interest rates and the limitations imposed on the Company's operating and financial flexibility by the agreements governing the Company's indebtedness; the Company’s dependence on its senior management team and other key personnel; the Company’s reliance on information technology; the limitations on purchases under the Company's share repurchase program contained in the Company's debt instruments, the number of shares that the Company purchases under such program and the prices paid for such shares; the Company’s inability to achieve its financial targets and strategic objectives, as a result of one or more of the factors described above, changes in the assumptions underlying the targets or goals, or otherwise; the failure of acquired businesses to generate expected levels of revenues; the failure of the Company to successfully integrate such businesses with its existing businesses (and as a result, not achieving all or a substantial portion of the anticipated benefits of such acquisitions); and such acquired businesses being adversely affected, including by one or more of the factors described above and thereby failing to achieve anticipated revenues and earnings growth.

The Company encourages investors to read the section entitled "Risk Factors" and the discussion of the Company's critical accounting policies under "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Discussion of Critical Accounting Policies" included in the Company's Annual Report on Form 10-K, as such discussions may be modified or supplemented by subsequent reports that the Company files with the SEC. The discussion in this press release is not exhaustive but is designed to highlight important factors that may affect actual results. Forward-looking statements speak only as of the date on which they are made, and, except for the Company's ongoing obligation under the U.S. federal securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Schedule 1

THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, excluding per share amounts)
(Unaudited)

	As Reported Three Months Ended January 2, 2010		Restructuring Charges and Pension (b)	Other (c)	Taxation (d)	As Adjusted Three Months Ended January 2, 2010 (e)

Net revenues	$505,445				$-	$505,445
Cost of goods sold	284,204		(46)			284,158
Gross profit	221,241		46	-	-	221,287
Selling, general and administrative expenses	169,582		(1,124)			168,458
Amortization of intangible assets	4,476			(1,875)		2,601
Pension expense	19,176		(19,176)	-		-
Operating income	28,007		20,346	1,875	-	50,228
Other expense (income)	(1,267)					(1,267)
Interest expense	6,130					6,130
Interest income	(228)					(228)
Income from continuing operations before provisions for income taxes and noncontrolling interest	23,372		20,346	1,875	-	45,593
Provision for income taxes	9,595	(a)	8,276	750	(3,165)	15,456
Income from continuing operations before noncontrolling interest	13,777		12,070	1,125	3,165	30,137
Loss from discontinued operations, net of taxes	(2,766)					(2,766)
Net Income	11,011		12,070	1,125	3,165	27,371
Less: Net income attributable to the noncontrolling interest	-					-
Net income attributable to Warnaco Group, Inc.	$11,011		$12,070	$1,125	$3,165	$27,371

Amounts attributable to Warnaco Group Inc. common shareholders:
Income from continuing operations, net of tax	13,777		12,070	1,125	3,165	30,137
Discontinued operations, net of tax	(2,766)		-	-	-	(2,766)
Net income	11,011		12,070	1,125	3,165	27,371

Basic income per common share attributable to Warnaco Group, Inc. common shareholders:
Income from continuing operations	$0.30					$0.65
Loss from discontinued operations	(0.06)					(0.06)
Net income	$0.24					$0.59

Diluted income per common share attributable to Warnaco Group, Inc. common shareholders:
Income from continuing operations	$0.29					$0.64
Loss from discontinued operations	(0.06)					(0.06)
Net income	$0.23					$0.58

Weighted average number of shares outstanding used in computing income per common share:
Basic	45,571,470					45,571,470

Diluted	46,627,552					46,627,552

(a)
Includes a charge of approximately $1,100 in order to correct an error in prior period income tax provisions related to the recapture of cancellation of indebtedness ("COD") income which had been deferred in connection with the Company's bankruptcy proceedings in 2003.

(b)
This adjustment seeks to present the Company's consolidated condensed statement of operations on a continuing basis without the effects of restructuring charges of $1,170 or pension expense of $19,176. See note (e) below.

(c)
This adjustment seeks to present the Company's consolidated condensed statement of operations on a continuing basis without the effects of a charge of $1,875 related to additional amortization expense recorded during the Three Months Ended January 2, 2010 which amount related to the the correction of amounts recorded in prior periods in connection with the COD income error described in (a) above. See note (e) below.

(d)
Adjustment to reflect the Company's income from continuing operations at a tax rate of 33.9% which reflects the Company's normalized tax rate for Fiscal 2009 excluding the effects of restructuring charges, pension income, an additional charge recorded during Fiscal 2009 for amortization expense (which amount related to the correction of amounts recorded in prior periods) and certain other tax related items including, among other items, the charge related to the correction of the COD income error described in (a) above.  See Note (e) below.

(e)
The "As Adjusted" statement of operations is used by management to evaluate the operating performance of the Company's continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial  measures in isolation from, or as a substitution for, financial information  prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company's operating results.

Schedule 1a

THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, excluding per share amounts)
(Unaudited)

	As Reported Three Months Ended January 3, 2009	Restructuring Charges and Pension (a)	Other	Taxation (b)	As Adjusted Three Months Ended January 3, 2009 (c)

Net revenues	$445,278		$-	$-	$445,278
Cost of goods sold	257,442	(758)			256,684
Gross profit	187,836	758	-	-	188,594
Selling, general and administrative expenses	165,242	(3,764)			161,478
Amortization of intangible assets	2,063		274		2,337
Pension expense	32,429	(32,429)			-
Operating income (loss)	(11,898)	36,951	(274)	-	24,779
Other expense (income)	(1,136)				(1,136)
Interest expense	6,190				6,190
Interest income	(607)				(607)
Income from continuing operations before provision for income taxes and noncontrolling interest	(16,345)	36,951	(274)	-	20,332
Provision for income taxes	(4,620)	14,472	(110)	(3,236)	6,506
Income (loss) from continuing operations before noncontrolling interest	(11,725)	22,479	(164)	3,236	13,826
Loss from discontinued operations, net of taxes	(3,984)				(3,984)
Net Income (loss)	(15,709)	22,479	(164)	3,236	9,842
Less: Net income attributable to the noncontrolling interest	(621)				(621)
Net income (loss) attributable to Warnaco Group, Inc.	$(16,330)	$22,479	$(164)	$3,236	$9,221

Amounts attributable to Warnaco Group Inc. common shareholders:
Income (loss) from continuing operations, net of tax	(12,346)	22,479	(164)	3,236	13,205
Discontinued operations, net of tax	(3,984)	-	-	-	(3,984)
Net income (loss)	(16,330)	22,479	(164)	3,236	9,221

Basic income per common share attributable to Warnaco Group, Inc. common shareholders:
Income (loss) from continuing operations	$(0.27)				$0.29
Loss from discontinued operations	(0.08)				(0.09)
Net income (loss)	$(0.35)				$0.20	(d)

Diluted income per common share attributable to Warnaco Group, Inc. common shareholders:
Income (loss) from continuing operations	$(0.27)				$0.28
Loss from discontinued operations	(0.08)				(0.08)
Net income (loss)	$(0.35)				$0.20	(d)

Weighted average number of shares outstanding used in computing income per common share:
Basic	45,653,867				45,653,867

Diluted	45,984,804				45,984,804

(a)
This adjustment seeks to present the Company's consolidated condensed statement of operations on a continuing basis without the effects of restructuring charges of $4,522 or pension expense of $32,429. See note (c) below.

(b)
Adjustment to reflect the Company's income from continuing operations at a tax rate of 32% which reflects the Company's normalized tax rate for fiscal 2008 excluding the effects of restructuring charges, pension expense and costs related to the refinancing of its debt.  See note (c) below.

(c)
The "As Adjusted" statement of operations is used by management to evaluate the operating performance of the Company's continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial  measures in isolation from, or as a substitution for, financial information  prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company's operating results.

(d)
Effective January 4, 2009, the Company adopted the provisions of FSP EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are  Participating Securities ("FSP EITF 03-6-1"), which clarifies that unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents are participating securities and are required to be included in the computation of both basic and diluted earnings per share. All prior period earnings per share data are required to be adjusted retrospectively to give effect to FSP EITF 03-6-1. Consequently earnings per share data for the Three Months Ended January 3, 2009 was adjusted accordingly. The effect of the adoption of FSP EITF 03-6-1 resulted in a $0.01 decrease in basic net income per share, on an "As Adjusted" basis, compared to amounts previously reported.

Schedule 2

THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, excluding per share amounts)
(Unaudited)

	As Reported Fiscal Year Ended January 2, 2010		Restructuring Charges and Pension (c)	Other (d)	Taxation (e)	As Adjusted Fiscal Year Ended January 2, 2010 (f)

Net revenues	$2,019,625		$-	$-	$-	$2,019,625
Cost of goods sold (a)	1,155,278		(1,765)			1,153,513
Gross profit	864,347		1,765	-	-	866,112
Selling, general and administrative expenses	638,907		(10,361)			628,546
Amortization of intangible assets	11,032			(1,095)		9,937
Pension expense	20,873		(20,873)	-		-
Operating income	193,535		32,999	1,095	-	227,629
Other expense (income)	1,889					1,889
Interest expense	23,897					23,897
Interest income	(1,248)					(1,248)
Income from continuing operations before provision for income taxes and noncontrolling interest	168,997		32,999	1,095	-	203,091
Provision for income taxes	64,272	(b)	11,855	438	(7,717)	68,848
Income from continuing operations before noncontrolling interest	104,725		21,144	657	7,717	134,243
Loss from discontinued operations, net of taxes	(6,227)					(6,227)
Net Income	98,498		21,144	657	7,717	128,016
Less: Net income attributable to the noncontrolling interest	(2,500)					(2,500)
Net income attributable to Warnaco Group, Inc.	$95,998		$21,144	$657	$7,717	$125,516

Amounts attributable to Warnaco Group Inc. common shareholders:
Income from continuing operations, net of tax	102,225		21,144	657	7,717	131,743
Discontinued operations, net of tax	(6,227)		-	-	-	(6,227)
Net income	95,998		21,144	657	7,717	125,516

Basic income per common share attributable to Warnaco Group, Inc. common shareholders:
Income from continuing operations	$2.22					$2.86
Loss from discontinued operations	(0.13)					(0.13)
Net income	$2.09					$2.73

Diluted income per common share attributable to Warnaco Group, Inc. common shareholders:
Income from continuing operations	$2.19					$2.82
Loss from discontinued operations	(0.14)					(0.14)
Net income	$2.05					$2.68

Weighted average number of shares outstanding used in computing income per common share:
Basic	45,433,874					45,433,874

Diluted	46,196,397					46,196,397

(a)
Includes a charge of $3,556 recorded during Fiscal 2009 related to the write-down of inventory associated with the Company's LZR Racer and similar swimsuits which were banned by the Federation Internationale de Natation ("FINA").  FINA is the international organization responsible for, among other things, administering swimming competitions.

(b)
Includes a charge of approximately $3,600 in order to correct an error in prior period income tax provisions related to the recapture of cancellation of indebtedness ("COD") income which had been deferred in connection with the Company's emergence from bankruptcy on February 4, 2003.

(c)
This adjustment seeks to present the Company's consolidated condensed statement of operations on a continuing basis without the effects of restructuring charges of $12,126 or pension expense of $20,873. See note (f) below.

(d)
This adjustment seeks to present the Company's consolidated condensed statement of operations on a continuing basis without the effects of a charge of $1,095 related to additional amortization expense recorded during Fiscal 2009 which amount related to the correction of amounts recorded in prior periods in connection with the COD income error described in (a) above. See note (f) below.

(e)
Adjustment to reflect the Company's income from continuing operations at a tax rate of 33.9% which reflects the Company's normalized tax rate for Fiscal 2009 excluding the effects of restructuring charges, pension income, an additional charge recorded during Fiscal 2009 for amortization expense (which amount related to the correction of amounts recorded in prior periods) and certain other tax related items including, among other items, the charge related to the correction of the COD income error described in (a) above.  See Note (f) below.

(f)
The "As Adjusted" statement of operations is used by management to evaluate the operating performance of the Company's continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial  measures in isolation from, or as a substitution for, financial information  prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company's operating results.

Schedule 2a

THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, excluding per share amounts)
(Unaudited)

	As Reported Fiscal Year Ended January 3, 2009		Restructuring Charges and Pension (b)	Other Items (c)	Taxation (d)	As Adjusted (e) Fiscal Year Ended January 3, 2009
Net revenues	$2,062,849			$-	$-	$2,062,849
Cost of goods sold	1,142,076		(1,878)			1,140,198
Gross profit	920,773		1,878	-	-	922,651
Selling, general and administrative expenses	738,238		(33,382)	(1,084)		703,772
Amortization of intangible assets	9,446			1,095		10,541
Pension expense	31,644		(31,644)			-
Operating income	141,445		66,904	(11)	-	208,338
Other expense	1,926			(5,329)		(3,403)
Interest expense	29,519					29,519
Interest income	(3,120)					(3,120)
Income from continuing operations before provision for income taxes and noncontrolling interest	113,120		66,904	5,318	-	185,342
Provision for income taxes	60,727	(a)	16,858	2,127	(20,403)	59,309
Income from continuing operations before noncontrolling interest	52,393		50,046	3,191	20,403	126,033
Loss from discontinued operations, net of taxes	(3,792)					(3,792)
Net Income	48,601		50,046	3,191	20,403	122,241
Less: Net income attributable to the noncontrolling interest	(1,347)					(1,347)
Net income attributable to Warnaco Group, Inc.	$47,254		$50,046	$3,191	$20,403	$120,894

Amounts attributable to Warnaco Group Inc. common shareholders:
Income from continuing operations, net of tax	51,046		50,046	3,191	20,403	124,686
Discontinued operations, net of tax	(3,792)		-	-	-	(3,792)
Net income	47,254		50,046	3,191	20,403	120,894

Basic income per common share attributable to Warnaco Group, Inc. common shareholders:
Income from continuing operations	$1.11					$2.71
Loss from discontinued operations	(0.08)					(0.08)
Net income	$1.03					$2.63 (f)

Diluted income per common share attributable to Warnaco Group, Inc. common shareholders:
Income from continuing operations	$1.08					$2.64
Loss from discontinued operations	(0.08)					(0.08)
Net income	$1.00					$2.56 (f)

Weighted average number of shares outstanding used in computing income per common share:
Basic	45,351,336					45,351,336

Diluted	46,595,038					46,595,038

(a)
Includes, among other items, a non-recurring tax charge of approximately $14,587 related to the repatriation (as a dividend distribution), to the United States, of the net proceeds  received in connection with the sale of the Lejaby business.

(b)	This adjustment seeks to present the Company's consolidated condensed statement of operations on a continuing basis without the effects of restructuring charges or pension income. See note (e) below.
(c)
This adjustment seeks to present the Company's consolidated condensed statement of operations on a continuing basis including the effect of a charge of $1,095 for amortization expense recorded during Fiscal 2009, which amount related to the correction of amounts  recorded during Fiscal 2008, and without the effects of charges of $5,329 related to the repurchase of a portion of its debt during Fiscal 2008, and without an additional depreciation charge of $1, 084 recorded during Fiscal 2008 which amount related to the correction of amounts recorded in prior periods. See note (e) below.

(d)
Adjustment to reflect the Company's income from continuing operations at a tax rate of 32% which reflects the Company's normalized tax rate for fiscal 2008 excluding the effects of restructuring charges, pension income, costs related to the refinancing / repurchase of its  debt facilities and certain other tax related items (including a non-recurring tax charge of approximately $15,500 related to the repatriation, to the United States of the net proceeds received in connection with the sale of the Lejaby business).  See note (e) below.

(e)
The "As Adjusted" statement of operations is used by management to evaluate the operating performance of the Company's continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial  measures in isolation  from, or as a substitution for, financial information  prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in  reporting its results to provide investors with an additional tool to evaluate the Company's operating results.

(f)
Effective January 4, 2009, the Company adopted the provisions of FSP EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities ("FSP EITF 03-6-1"), which clarifies that unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents are participating securities and are required to be included in the computation of both basic and diluted earnings per share. All prior period earnings per share data are required to be adjusted retrospectively to give effect to FSP EITF 03-6-1. Consequently earnings per share data for Fiscal 2008 was adjusted accordingly. The effect of the adoption of FSP EITF 03-6-1 resulted in a $0.03 and $0.02 decrease in basic and diluted net income per share, respectively, on an "As Adjusted" basis, compared to amounts previously reported.

Schedule 3

THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	January 2, 2010 (a)	January 3, 2009

ASSETS
Current assets:
Cash and cash equivalents	$320,754	$147,627
Accounts receivable, net	290,737	251,886
Inventories	253,362	326,297
Assets of discontinued operations	2,172	6,279
Other current assets	135,832	156,777
Total current assets	1,002,857	888,866
Property, plant and equipment, net	120,491	109,563
Intangible and other assets	536,446	497,664

TOTAL ASSETS	$1,659,794	$1,496,093

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt	$97,873	$79,888
Accounts payable and accrued liabilities	312,074	314,922
Taxes	24,723	7,447
Liabilities of discontinued operations	8,018	12,055
Total current liabilities	442,688	414,312
Long-term debt	112,835	163,794
Other long-term liabilities	188,161	129,246
Total stockholders' equity	916,110	788,741

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,659,794	$1,496,093

NET CASH AND CASH EQUIVALENTS (NET DEBT)	$110,046	$(96,055)

(a)
During Fiscal 2009, in connection with the correction of the COD income error, the Company also corrected for certain of its assets recorded upon its emergence from bankruptcy on February 4, 2003 resulting in the following adjustments:

	- increase in Intangible and other assets	$17,033
	- increase in Other long-term liabilities	15,273
	- increase in Taxes	10,707
	- reduction in stockholders' equity	8,947
	The Company determined that the errors were not material to any previously issued financial statements.

Schedule 4

THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY BUSINESS GROUP
(Dollars in thousands)
(Unaudited)

Net revenues:	Three Months Ended January 2, 2010	Three Months Ended January 3, 2009	Increase / (Decrease)	% Change	Constant $ % Change (a)
Sportswear Group	$275,613	$235,832	$39,781	16.9%	9.4%
Intimate Apparel Group	179,052	163,283	15,769	9.7%	4.5%
Swimwear Group	50,780	46,163	4,617	10.0%	8.3%
Net revenues	$505,445	$445,278	$60,167	13.5%	7.5%
	Three Months Ended January 2, 2010	% of Group Net Revenues	Three Months Ended January 3, 2009	% of Group Net Revenues
Operating income (loss):
Sportswear Group (b), (c)	$24,076	8.7%	$3,919	1.7%
Intimate Apparel Group (b), (c)	28,598	16.0%	27,611	16.9%
Swimwear Group (b), ( c)	2,261	4.5%	(767)	-1.7%
Unallocated corporate expenses (c)	(26,928)	na	(42,661)	na
Operating income (loss)	$28,007	na	$(11,898)	na

Operating income (loss) as a percentage of total net revenues	5.5%		-2.7%

(a)
Reflects the percentage increase  in net revenues for the Three Months Ended January 2, 2010 compared to the Three Months Ended January 3, 2009 where foreign based net revenues for the Three Months Ended January 2, 2010 are translated into U.S. dollars using the same foreign currency exchange rates that were used in the calculation of net revenues for the Three Months Ended January 3, 2009.

(b)	Includes an allocation of shared services expenses as follows:

	Three Months Ended January 2, 2010	Three Months Ended January 3, 2009
Sportswear Group	$5,054	$5,439
Intimate Apparel Group	$3,772	$4,430
Swimwear Group	$2,628	$3,824

(c)	Includes restructuring charges as follows:

	Three Months Ended January 2, 2010	Three Months Ended January 3, 2009
Sportswear Group	$(592)	$1,573
Intimate Apparel Group	914	368
Swimwear Group	708	1,766
Unallocated corporate expenses	140	815
	$1,170	$4,522

Schedule 4a

THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY BUSINESS GROUP
(Dollars in thousands)
(Unaudited)

Net revenues:	Fiscal Year Ended January 2, 2010 (a)	Fiscal Year Ended January 3, 2009 (a)	Increase / (Decrease)	% Change	Constant $ % Change (b)
Sportswear Group	$1,091,165	$1,100,597	$(9,432)	-0.9%	4.2%
Intimate Apparel Group	677,315	702,252	(24,937)	-3.6%	-0.1%
Swimwear Group	251,145	260,000	(8,855)	-3.4%	-1.5%
Net revenues	$2,019,625	$2,062,849	$(43,224)	-2.1%	2.0%

	Fiscal Year Ended January 2, 2010 (a)	% of Group Net Revenues	Fiscal Year Ended January 3, 2009 (a)	% of Group Net Revenues
Operating income (loss):
Sportswear Group (c), (d)	$124,950	11.5%	$89,782	8.2%
Intimate Apparel Group (c), (d)	117,070	17.3%	126,132	18.0%
Swimwear Group (c), (d), (e)	15,558	6.2%	11,478	4.4%
Unallocated corporate expenses (d)	(64,043)	na	(85,947)	na
Operating income	$193,535	na	$141,445	na

Operating income as a percentage of total net revenues	9.6%		6.9%

(a)
The Fiscal Year ended January 2, 2010 contained 52 weeks of operations while the Fiscal Year ended January 3, 2009 contained 53 weeks of operations. Net  revenues related to the extra week of operations in the Fiscal Year ended January 3, 2009 were approximately $23,000.

(b)
Reflects the percentage increase (decrease) in net revenues for the Fiscal Year Ended January 2, 2010 compared to the Fiscal Year Ended January 3, 2009 where foreign based net revenues for the Fiscal Year Ended January 2, 2010 are translated into U.S. dollars using the same foreign currency exchange rates that were used in the calculation of net revenues for the Fiscal Year Ended January 3, 2009.

(c)	Includes an allocation of shared services expenses as follows:

	Fiscal Year Ended January 2, 2010	Fiscal Year Ended January 3, 2009
Sportswear Group	$20,229	$21,824
Intimate Apparel Group	$15,102	$17,728
Swimwear Group	$10,512	$15,297

(d)	Includes restructuring charges as follows:

	Fiscal Year Ended January 2, 2010	Fiscal Year Ended January 3, 2009
Sportswear Group	$3,242	$27,820
Intimate Apparel Group	4,314	1,267
Swimwear Group	3,019	3,944
Unallocated corporate expenses	1,551	2,229
	$12,126	$35,260

(e)
Includes a charge of $3,556 recorded during Fiscal 2009 related to the write-down of inventory associated with the Company's LZR Racer and similar swimsuits which were banned by FINA.  FINA is the international organization responsible for, among other things, administering swimming competitions.

Schedule 5

THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY REGION
(Dollars in thousands)
(Unaudited)

By Region:	Net Revenues
	Three Months Ended January 2, 2010	Three Months Ended January 3, 2009	Increase / (Decrease)	% Change	Constant $ % Change (a)
United States	$204,482	$196,770	$7,712	3.9%	3.9%
Europe	144,022	117,953	26,069	22.1%	11.0%
Asia	84,503	72,959	11,544	15.8%	7.5%
Canada	33,580	29,934	3,646	12.2%	-1.4%
Mexico, Central and South America	38,858	27,662	11,196	40.5%	28.3%
Total	$505,445	$445,278	$60,167	13.5%	7.5%

	Operating Income (loss)
	Three Months Ended January 2, 2010 (b)	Three Months Ended January 3, 2009 (b)	Increase / (Decrease)	% Change
United States	$13,100	$7,228	$5,872	81.2%
Europe	13,881	6,481	7,400	114.2%
Asia	14,194	8,174	6,020	73.6%
Canada	7,722	6,477	1,245	19.2%
Mexico, Central and South America	6,038	2,403	3,635	151.3%
Unallocated corporate expenses	(26,928)	(42,661)	15,733	-36.9%
Total	$28,007	$(11,898)	$39,905	na

(a)
Reflects the percentage increase  in net revenues for the Three Months Ended January 2, 2010 compared to the Three Months Ended January 3, 2009 where foreign based net revenues for the Three Months Ended January 2, 2010 are translated into U.S. dollars using the same foreign currency exchange rates that were used in the calculation of net revenues for the Three Months Ended January 3, 2009.

(b)	Includes restructuring charges as follows:

	Three Months Ended January 2, 2010	Three Months Ended January 3, 2009

United States	$871	$2,351
Europe	(321)	1,356
Asia	24	-
Canada	(20)	-
Mexico, Central and South America	476	-
Unallocated corporate expenses	140	815
Total	$1,170	$4,522

Schedule 5a

THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY REGION
(Dollars in thousands)
(Unaudited)

By Region:	Net Revenues
	Fiscal Year Ended January 2, 2010 (a)	Fiscal Year Ended January 3, 2009 (a)	Increase / (Decrease)	% Change	Constant $ % Change (b)
United States	$916,691	$942,205	$(25,514)	-2.7%	-2.7%
Europe	551,595	576,320	(24,725)	-4.3%	1.7%
Asia	322,890	319,052	3,838	1.2%	9.3%
Canada	109,300	115,448	(6,148)	-5.3%	0.2%
Mexico, Central and South America	119,149	109,824	9,325	8.5%	24.7%
Total	$2,019,625	$2,062,849	$(43,224)	-2.1%	2.0%
	Operating Income
	Fiscal Year Ended January 2, 2010 (a), (c)	Fiscal Year Ended January 3, 2009 (a), (c)	Increase / (Decrease)	% Change
United States (d)	$116,912	$92,195	$24,717	26.8%
Europe	54,704	50,294	4,410	8.8%
Asia	49,124	44,641	4,483	10.0%
Canada (d)	19,633	27,478	(7,845)	-28.6%
Mexico, Central and South America (d)	17,205	12,784	4,421	34.6%
Unallocated corporate expenses	(64,043)	(85,947)	21,904	-25.5%
Total	$193,535	$141,445	$52,090	36.8%

(a)
The Fiscal Year ended January 2, 2010 contained 52 weeks of operations while the Fiscal Year ended January 3, 2009 contained 53 weeks of operations. Net revenues related to the extra week of operations in the Fiscal Year ended January 3, 2009 were approximately $23,000.

(b)
Reflects the percentage increase (decrease) in net revenues for the Fiscal Year Ended January 2, 2010 compared to the Fiscal Year Ended January 3, 2009 where foreign based net revenues for the Fiscal Year Ended January 2, 2010 are translated into U.S. dollars using the same foreign currency exchange rates that were used in the calculation of net revenues for the Fiscal Year Ended January 3, 2009.

(c)	Includes restructuring charges as follows:

	Fiscal Year Ended January 2, 2010	Fiscal Year Ended January 3, 2009

United States
	$5,584	$4,893
Europe	3,785	28,088
Asia	151	52
Canada	551	-
Mexico, Central and South America	506	-
Unallocated corporate expenses	1,549	2,227
Total	$12,126	$35,260

(d)
Includes a charge of $3,556 recorded during Fiscal 2009 related to the write-down of inventory associated with the Company's LZR Racer and similar swimsuits which were banned by FINA. FINA is the international organization responsible for, among other things, administering swimming competitions.

Schedule 6
THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY CHANNEL
(Dollars in thousands)
(Unaudited)

By Channel:	Net Revenues
	Three Months Ended January 2, 2010	Three Months Ended January 3, 2009	Increase / (Decrease)	% Change
Wholesale	$368,301	$340,164	$28,137	8.3%
Retail	137,144	105,114	32,030	30.5%
Total	$505,445	$445,278	$60,167	13.5%

	Operating Income (loss)
	Three Months Ended January 2, 2010 (a)	Three Months Ended January 3, 2009 (a)	Increase / (Decrease)	% Change
Wholesale	$34,342	$21,529	$12,813	59.5%
Retail	20,593	9,234	11,359	123.0%
Unallocated corporate expenses	(26,928)	(42,661)	15,733	-36.9%
Total	$28,007	$(11,898)	$39,905	na

(a) Includes restructuring charges as follows:
	Three Months Ended January 2, 2010	Three Months Ended January 3, 2009
Wholesale	$524	$3,460
Retail	506	247
Unallocated corporate expenses	140	815
Total	$1,170	$4,522

Schedule 6a

THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY CHANNEL
(Dollars in thousands)
(Unaudited)

By Channel:	Net Revenues
	Fiscal Year Ended January 2, 2010 (a)	Fiscal Year Ended January 3, 2009 (a)	Increase / (Decrease)	% Change
Wholesale	$1,564,457	$1,638,560	$(74,103)	-4.5%
Retail	455,168	424,289	30,879	7.3%
Total	$2,019,625	$2,062,849	$(43,224)	-2.1%

	Operating Income
	Fiscal Year Ended January 2, 2010 (a), (b)	Fiscal Year Ended January 3, 2009 (a), (b)	Increase / (Decrease)	% Change
Wholesale (c)	$207,965	$181,519	$26,446	14.6%
Retail (c)	49,613	45,873	3,740	8.2%
Unallocated corporate expenses	(64,043)	(85,947)	21,904	-25.5%
Total	$193,535	$141,445	$52,090	36.8%

(a)
The Fiscal year ended January 2, 2010 contained 52 weeks of operations while the Fiscal year ended January 3, 2009 contained 53 weeks of operations. Net revenues related to the extra week of operations in the Fiscal year ended January 3, 2009 were approximately $23,000.

(b)	Includes restructuring charges as follows:

	Fiscal Year Ended January 2, 2010	Fiscal Year Ended January 3, 2009
Wholesale	$9,712	$32,392
Retail	865	641
Unallocated corporate expenses	1,549	2,227
Total	$12,126	$35,260

(c)
Includes a charge of $3,556 recorded during Fiscal 2009 related to the write-down of inventory associated with the Company's LZR Racer and similar swimsuits which were banned by FINA. FINA is the international organization responsible for, among other things, administering swimming competitions.

Schedule 7
THE WARNACO GROUP, INC.
SUPPLEMENTAL SCHEDULE - FISCAL 2010 OUTLOOK
(Unaudited)

NET REVENUE GUIDANCE	Percentages

Estimated increase in net revenues in Fiscal 2010 compared to comparable Fiscal 2009 levels.	5.00%	to	7.00%

EARNINGS PER SHARE GUIDANCE	U.S. Dollars
Diluted Income per common share from continuing operations
GAAP basis (assuming minimal pension expense / income)	$3.06	to	$3.15
Restructuring charges (a)	0.04	to	0.05
As adjusted (Non-GAAP basis) (b)	$3.10	to	$3.20

(a)	Reflects between $1.5 million to $2.0 million of expected restructuring charges (net of an income tax benefit of between $1.0 million and $1.5 million) for Fiscal 2010.
(b)
The Company believes it is useful for users of the Company's financial statements to be made aware of the "As Adjusted"   net revenue growth and per share amounts related to the Company's income from continuing operations as such measures are used by management to evaluate the operating performance of the Company's continuing businesses on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The  Company presents such non-GAAP financial measures in reporting its projected results to provide investors with an additional tool to evaluate the Company's operating results.

Schedule 8

THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, excluding per share amounts)
(Unaudited)

	As Reported Three Months Ended April 4, 2009	Restructuring Charges and Pension (a)	Other	Taxation (b)	As Adjusted Three Months Ended April 4, 2009 (c)
Net revenues	$537,844			$-	$537,844
Cost of goods sold	312,559	(1,483)			311,076
Gross profit	225,285	1,483	-	-	226,768
Selling, general and administrative expenses	158,347	(7,087)			151,260
Amortization of intangible assets	2,127		260		2,387
Pension expense	537	(537)	-		-
Operating income	64,274	9,107	(260)	-	73,121
Other expense (income)	(404)				(404)
Interest expense	6,069				6,069
Interest income	(408)				(408)
Income from continuing operations before provision for income taxes and noncontrolling interest	59,017	9,107	(260)	-	67,864
Provision for income taxes	20,167	2,615	(104)	328	23,006
Income from continuing operations before noncontrolling interest	38,850	6,492	(156)	(328)	44,858
Loss from discontinued operations, net of taxes	(1,020)				(1,020)
Net Income	37,830	6,492	(156)	(328)	43,838
Less: Net income attributable to the noncontrolling interest	(258)				(258)
Net income attributable to Warnaco Group, Inc.	$37,572	$6,492	$(156)	$(328)	$43,580

Amounts attributable to Warnaco Group Inc. common shareholders:
Income from continuing operations, net of tax	38,592	6,492	(156)	(328)	44,600
Discontinued operations, net of tax	(1,020)	-	-	-	(1,020)
Net income	37,572	6,492	(156)	(328)	43,580

Basic income per common share attributable to Warnaco Group, Inc. common shareholders:
Income from continuing operations	$0.84				$0.97
Loss from discontinued operations	(0.02)				(0.02)
Net income	$0.82				$0.95

Diluted income per common share attributable to Warnaco Group, Inc. common shareholders:
Income from continuing operations	$0.84				$0.97
Loss from discontinued operations	(0.03)				(0.03)
Net income	$0.81				$0.94

Weighted average number of shares outstanding used in computing income per common share:
Basic	45,304,591				45,304,591

Diluted	45,651,170				45,651,170

(a)	This adjustment seeks to present the Company's consolidated condensed statement of operations on a continuing basis without the effects of restructuring charges or pension expense. See note (c) below.
(b)
Adjustment to reflect the Company's income from continuing operations at a tax rate of 33.9% which reflects the Company's  normalized tax rate for Fiscal 2009 excluding the effects of restructuring charges, pension income, an additional charge recorded during Fiscal 2009 for amortization expense (which amount related to the correction of amounts recorded in prior periods) and certain other tax related items including, among other items, the charge related to the correction of the COD income error described previously.  See Note (c) below.

(c)
The "As Adjusted" statement of operations is used by management to evaluate the operating performance of the Company's continuing  operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial  measures in isolation  from, or as a substitution for, financial information  prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in  reporting its results to provide investors with an additional tool to evaluate the Company's operating results.

Schedule 9

THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, excluding per share amounts)
(Unaudited)

	As Reported Three Months Ended July 4, 2009	Restructuring Charges and Pension (a)	Other	Taxation (b)	As Adjusted Three Months Ended July 4, 2009 (c)
Net revenues	$455,432			$-	$455,432
Cost of goods sold	266,432	(201)			266,231
Gross profit	189,000	201	-	-	189,201
Selling, general and administrative expenses	145,165	(1,274)			143,891
Amortization of intangible assets	2,242		260		2,502
Pension expense	594	(594)	-		-
Operating income	40,999	2,069	(260)	-	42,808
Other expense (income)	2,799				2,799
Interest expense	5,799				5,799
Interest income	(416)				(416)
Income from continuing operations before provision for income taxes and noncontrolling interest	32,817	2,069	(260)	-	34,626
Provision for income taxes	13,264	638	(104)	(2,060)	11,738
Income from continuing operations before noncontrolling interest	19,553	1,431	(156)	2,060	22,888
Loss from discontinued operations, net of taxes	(881)				(881)
Net Income	18,672	1,431	(156)	2,060	22,007
Less: Net income attributable to the noncontrolling interest	(912)				(912)
Net income attributable to Warnaco Group, Inc.	$17,760	$1,431	$(156)	$2,060	$21,095

Amounts attributable to Warnaco Group Inc. common shareholders:
Income from continuing operations, net of tax	18,641	1,431	(156)	2,060	21,976
Discontinued operations, net of tax	(881)	-	-	-	(881)
Net income	17,760	1,431	(156)	2,060	21,095

Basic income per common share attributable to Warnaco Group, Inc. common shareholders:
Income from continuing operations	$0.41				$0.48
Loss from discontinued operations	(0.02)				(0.02)
Net income	$0.39				$0.46

Diluted income per common share attributable to Warnaco Group, Inc. common shareholders:
Income from continuing operations	$0.40				$0.47
Loss from discontinued operations	(0.02)				(0.02)
Net income	$0.38				$0.45

Weighted average number of shares outstanding used in computing income per common share:
Basic	45,412,175				45,412,175

Diluted	46,010,870				46,010,870

(a)	This adjustment seeks to present the Company's consolidated condensed statement of operations on a continuing basis without the effects of restructuring charges or pension expense. See note (c) below.
(b)
Adjustment to reflect the Company's income from continuing operations at a tax rate of 33.9% which reflects the Company's  normalized tax rate for Fiscal 2009 excluding the effects of restructuring charges, pension income, an additional charge recorded during Fiscal 2009 for amortization expense (which amount related to the correction of amounts recorded in prior periods) and certain other tax related items including, among other items, the charge related to the correction of the COD income error described previously. See Note (c) below.

(c)
The "As Adjusted" statement of operations is used by management to evaluate the operating performance of the Company's continuing  operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial  measures in isolation  from, or as a substitution for, financial information  prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in  reporting its results to provide investors with an additional tool to evaluate the Company's operating results.

Schedule 10
THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, excluding per share amounts)
(Unaudited)

	As Reported Three Months Ended October 3, 2009	Restructuring Charges and Pension (a)	Other	Taxation (c)	As Adjusted Three Months Ended October 3, 2009 (d)
Net revenues	$520,905			$-	$520,905
Cost of goods sold (b)	292,083	(34)			292,049
Gross profit	228,822	34	-	-	228,856
Selling, general and administrative expenses	165,720	(874)			164,846
Amortization of intangible assets	2,278		260		2,538
Pension expense	566	(566)	-		-
Operating income	60,258	1,474	(260)	-	61,472
Other expense (income)	761				761
Interest expense	5,899				5,899
Interest income	(196)				(196)
Income from continuing operations before provision for income taxes and noncontrolling interest	53,794	1,474	(260)	-	55,008
Provision for income taxes	21,246	326	(104)	(2,820)	18,648
Income from continuing operations before noncontrolling interest	32,548	1,148	(156)	2,820	36,360
Loss from discontinued operations, net of taxes	(1,562)				(1,562)
Net Income	30,986	1,148	(156)	2,820	34,798
Less: Net income attributable to the noncontrolling interest	(1,330)				(1,330)
Net income attributable to Warnaco Group, Inc.	$29,656	$1,148	$(156)	$2,820	$33,468

Amounts attributable to Warnaco Group Inc. common shareholders:
Income from continuing operations, net of tax	31,218	1,148	(156)	2,820	35,030
Discontinued operations, net of tax	(1,562)	-	-	-	(1,562)
Net income	29,656	1,148	(156)	2,820	33,468

Basic income per common share attributable to Warnaco Group, Inc. common shareholders:
Income from continuing operations	$0.68				$0.76
Loss from discontinued operations	(0.04)				(0.03)
Net income	$0.64				$0.73

Diluted income per common share attributable to Warnaco Group, Inc. common shareholders:
Income from continuing operations	$0.66				$0.75
Loss from discontinued operations	(0.03)				(0.03)
Net income	$0.63				$0.72

Weighted average number of shares outstanding used in computing income per common share:
Basic	45,451,366				45,451,366

Diluted	46,419,729				46,419,729

(a)
This adjustment seeks to present the Company's consolidated condensed statement of operations on a continuing basis without the effects  of restructuring charges of $908 or pension expense. See note (d) below.

(b)
Includes a charge of $3,556 recorded during the Three Months Ended October 3, 2009 related to the write-down of inventory associated with the Company's LZR Racer and similar swimsuits which were banned by FINA. FINA is the international organization responsible for, among other things, administering swimming competitions.

(c)
Adjustment to reflect the Company's income from continuing operations at a tax rate of 33.9% which reflects the Company's  normalized tax rate for Fiscal 2009 excluding the effects of restructuring charges, pension income, an additional charge recorded during Fiscal 2009 for amortization expense (which amount related to the correction of amounts recorded in prior periods) and certain other tax related items including, among other items, the charge related to the correction of the COD income error described previously. See Note (d) below.

(d)
The "As Adjusted" statement of operations is used by management to evaluate the operating performance of the Company's continuing  operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial  measures in isolation  from, or as a substitution for, financial information  prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in  reporting its results to provide investors with an additional tool to evaluate the Company's operating results.